EXHIBIT 99.1

WP Glimcher Completes Formation of Joint Venture with O’Connor Capital Partners for Five Properties;
$430 Million of Proceeds Used to Repay Portion of Bridge Loan

COLUMBUS, OH – June 1, 2015 – WP Glimcher (NYSE: WPG), a premier retail real estate investment trust specializing in the ownership, management and development of shopping centers, today announced the successful completion of the formation of its joint venture with O’Connor Mall Partners, L.P., an affiliate of O’Connor Capital Partners (“O’Connor”).

As a result of the transaction, O’Connor now has a 49% interest in the joint venture and WP Glimcher retains a 51% interest. The joint venture resulted in approximately $430 million of cash received by WP Glimcher, as well as a reduction in WP Glimcher’s debt levels of approximately $800 million. This reflects the aggregate value of the properties of approximately $1.625 billion, less the mortgages secured by such properties at closing, plus costs spent to date on Phase III development at Scottsdale Quarter. This pricing implies a capitalization rate of 5.25% on in-place net operating income.

Proceeds from the transaction are being used to repay a portion of WP Glimcher’s bridge loan used to finance the acquisition of Glimcher Realty Trust, which was completed in January 2015. WP Glimcher plans to repay the remaining balance of the bridge loan with the proceeds from a new, 5-year $500 million term loan, which is expected to close during the second quarter of 2015.

“We are pleased to announce the completion of the formation of the joint venture with O’Connor Capital Partners, which allows us to continue to manage and retain majority ownership of the five properties,” said Chairman Mark Ordan. “We remain focused on maintaining a strong, investment grade balance sheet and this transaction is one example of how we are accomplishing that in the near-term.”

The five properties in the joint venture are: The Mall at Johnson City in Johnson City, Tennessee; Pearlridge Center in Aiea, Hawaii; Polaris Fashion Place® in Columbus, Ohio; Scottsdale Quarter® in Scottsdale, Arizona; Town Center Plaza (which consists of Town Center Plaza and the adjacent Town Center Crossing), in Leawood, Kansas. WP Glimcher will continue to lease and manage the properties. In addition, redevelopment costs associated with the properties will now be a shared expense between the two companies.

Founded in 1983, O’Connor Capital Partners is an institutional real estate investment, management, and development firm based in New York City and run by President and CEO, Bill O’Connor. The firm pursues acquisitions, developments and conversions on behalf of its institutional funds, separate accounts, and own account. O’Connor primarily targets retail and residential opportunities throughout the U.S. and Mexico. Since inception, O’Connor has acquired or developed over $30 billion of property, including over 55 million square feet of retail space and over 30,000 residential units globally.

WP Glimcher was represented by Eastdil Secured LLC, and Wachtell, Lipton, Rosen & Katz served as legal advisor to WP Glimcher. Neal, Gerber & Eisenberg LLP served as legal advisor to O’Connor.

About WP Glimcher

WP Glimcher, Inc. (NYSE: WPG) is a retail REIT and a recognized leader in the ownership, management, acquisition and development of retail properties, including mixed use, open-air and enclosed regional malls as well as community centers. WP Glimcher owns and manages 121 shopping centers totaling more than 68 million square feet diversified by size, geography and tenancy. WP Glimcher combines a national real estate portfolio with an investment grade balance sheet and plans to leverage its expertise across the entire shopping center sector to increase cash flow through rigorous management of existing assets. Scottsdale Quarter, Glimcher, Polaris Fashion Place, and The Quarter®, are registered trademarks of WP Glimcher. Learn more at www.wpglimcher.com.

Forward Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 which represent the current expectations and beliefs of management Washington Prime Group Inc. (d/b/a WP Glimcher) (“WPG”) concerning the proposed transactions, the anticipated consequences and benefits of the transactions and the targeted close date for the transactions, and other future events and their potential effects on WPG, including, but not limited to, statements relating to anticipated financial and operating results, the company’s plans, objectives, expectations and intentions, cost savings and other statements, including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” and other similar expressions. Such statements are based upon the current beliefs and expectations of WPG’s management, and involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of WPG to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, without limitation: the ability to satisfy the conditions to transactions on the proposed terms and timeframe; the possibility that the transactions do not close when expected or at all; the ability to finance the transactions; the effect of the announcement of transaction(s) on the WPG’s relationships with their respective tenants, lenders or other business parties or on their operating results and businesses generally; changes in asset quality and credit risk; ability to sustain revenue and earnings growth; changes in political, economic or market conditions generally and the real estate and capital markets specifically; the impact of increased competition; the availability of capital and financing; tenant or joint venture partner(s) bankruptcies; the failure to increase mall store occupancy and same-mall operating income; risks associated with the acquisition, development, expansion, leasing and management of properties; changes in market rental rates; trends in the retail industry; relationships with anchor tenants; risks relating to joint venture properties; costs of common area maintenance; competitive market forces; the level and volatility of interest rates; the rate of revenue increases as compared to expense increases; the financial stability of tenants within the retail industry; the restrictions in current financing arrangements or the failure to comply with such arrangements; the liquidity of real estate investments; the impact of changes to tax legislation and WPG’s tax positions; failure to qualify as a real estate investment trust; the failure to refinance debt at favorable terms and conditions; loss of key personnel; material changes in the dividend rates on securities or the ability to pay dividends on common shares or other securities; possible restrictions on the ability to operate or dispose of any partially-owned properties; the failure to achieve earnings/funds from operations targets or estimates; the failure to achieve projected returns or yields on development and investment properties (including joint ventures); changes in generally accepted accounting principles or interpretations thereof; terrorist activities and international hostilities; the unfavorable resolution of legal proceedings; the impact of future acquisitions and divestitures; significant costs related to environmental issues; and other risks and uncertainties, including those detailed from time to time in WPG’s statements and periodic reports filed with the Securities and Exchange Commission, including those described under “Risk Factors”. The forward-looking statements in this communication are qualified by these risk factors. Each statement speaks only as of the date of this press release and WPG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances. Actual results may differ materially from current projections, expectations, and plans, if any. Investors, potential investors and others should give careful consideration to these risks and uncertainties.

FOR INFORMATION, CONTACT

INVESTORS:
Lisa A. Indest, CAO & Senior VP, Finance, 614.887.5844 or lisa.indest@wpglimcher.com
Kimberly A. Green, Director of Investor Relations, 614.887.5647 or kim.green@wpglimcher.com

MEDIA:
Karen L. Bailey, VP, Communications & Marketing, 614.887.5847 or karen.bailey@wpglimcher.com

Visit WP Glimcher at: www.wpglimcher.com

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